EXHIBIT NO. 99.1 TO SCHEDULE 13G

                            JOINT FILING AGREEMENT
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                              May 31, 2026
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              Amplify Investments LLC and Amplify ETF Trust hereby

              agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.


           Amplify Investments LLC

           BY: /s/ Jodie L. Crotteau
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           Jodie L. Crotteau/Authorized Signatory, Amplify Investments LLC

           Amplify ETF Trust

           BY: /s/ Jodie L. Crotteau
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           Jodie L. Crotteau/Authorized Signatory, Amplify ETF Trust